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                                                                      EXHIBIT 99

                      IMNET SYSTEMS, INC. AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS

                         ALLOWANCE FOR DOUBTFUL ACCOUNTS



                                                                   ADDITIONS
                                                            -----------------------
                                             BALANCE AT     CHARGED TO                                  BALANCE
                                              BEGINNING      COSTS AND      OTHER       DEDUCTIONS     AT END OF
           DESCRIPTION                        OF PERIOD       EXPENSES     DESCRIBE      DESCRIBE       PERIOD
------------------------------------         ----------     ----------     --------     ----------     ---------
Year ended June 30, 1997 - allowance
for doubtful accounts ....................   $  333,290       557,754     237,208(2)     12,612(1)     1,115,640

Quarter ended September 30, 1997 -
Allowance for doubtful accounts ..........   $1,115,640       326,457          --            --        1,442,097

Quarter ended December 31, 1997 -
Allowance for doubtful accounts ..........   $1,442,097       306,335          --            --        1,748,432

Quarter ended March 31, 1998 -
Allowance for doubtful accounts ..........   $1,748,432       609,350          --            --        2,357,782

(1)  Accounts deemed to be uncollectible and written off during the period.
(2)  Allowance for doubtful accounts of subsidiary at acquisition date.







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